UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2008 (October 28, 2008)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussée de Wavre, 1789 1160 Brussels, Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02	Results of Operations and Financial Condition.

On October 29, 2008, the Company issued a press release reporting its results for the quarter ended and nine months ended September 30, 2008 and provided forward-looking performance estimates for the Company’s fiscal year ending December 31, 2008. The press release, which is attached as Exhibit 99.1, and the information included in Item 7.01 of this Form 8-K is incorporated herein by reference. The projections constituting the performance estimates included in the release involve risks and uncertainties, the outcome of which cannot be foreseen at this time and, therefore, actual results may vary materially from these forecasts. In this regard, see the information included below under the caption “Information Concerning Forward-Looking Statements.”

The information in the earnings release and in this Item 2.02 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references such information.

The earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most comparable GAAP financial measures set forth in the earnings release on the reconciliation schedules attached to the earning release.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 28, the Company commenced a consultative process with works councils and employee representatives regarding intended reductions in the Company’s global workforce by approximately 1,000 positions. This streamlining is being initiated in anticipation of a further decrease in demand in the commercial vehicle industry. The Company expects that nearly half of the positions to be eliminated will be through attrition of temporary workers. In many cases, reductions in workforce can only be effected subject to completion of a formal consultation process with works councils in accordance with applicable local laws. The Company estimates that the charges associated with this activity will range from $45 to $55 million and would result in anticipated annualized savings of $40 to $45 million. The Company expects that this activity will be fully completed in the first half of 2009. It is anticipated that the principal categories of associated costs would consist of termination and severance costs, costs associated with the provision of job outplacement services, and other employee benefit related costs.

Item 7.01	Regulation FD Disclosure.

On October 29, 2008, the Company issued a press release announcing its results for the quarter ended and nine months ended September 30, 2008 and provided forward-looking performance estimates for the Company’s fiscal year ending December 31, 2008. The press release, which is attached as Exhibit 99.1, and the information included in Item 2.02 of this Form 8-K are incorporated herein by reference.

The information in the press release and this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished as part of this Report to the extent described in Item 2.02 and Item 7.01.

Exhibit No.	Description of Document
99.1	Press Release dated October 29, 2008

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Comments in this report, and in the exhibit attached thereto contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the “Risk Factors” section and the “Forward Looking Statements” section of WABCO’s Annual Report on Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2008	WABCO HOLDINGS INC.

	By:	/s/ Alfred Farha
	Name:	Alfred Farha
	Title:	Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description of Document
99.1	Press Release dated October 29, 2008